Subsidiaries of
                             The Thaxton Group, Inc.
                              as of April 10, 2001

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
Thaxton Operating Company                                Thaxton Investment Corporation
   TICO Credit Company, Inc. (SC)                           Modern Finance Company, Inc. (OH)
    D/b/a TICO Credit Company                                D/b/a TICO Credit Company
   TICO Premium Finance Company, Inc. (SC)                  Modern Financial Services, Inc. (OH)
   Thaxton Commercial Lending, Inc. (SC)                     D/b/a TICO Financial Services
   Paragon, Inc. (SC)                                       Peoples Motor Co. (Ohio)
    D/b/a Paragon Lending, Inc.                             TICO Credit Company (MS)
    D/b/a Paragon Lending                                      Fitch Insurance Agency, Inc. (MS)
    D/b/a Paragon, Inc. (South Carolina)                       Fitch National Reinsurance, Ltd. (Turks and Caicos)
   TICO Reinsurance Ltd. (Turks and Caicos)                 TICO Credit Company (TN)
   Eagle Premium Finance Co., Inc. (VA)                     TICO Credit Company (DE)
    D/b/a TICO Premium Finance Company                      Southern Management Corporation (SC)
   CFT Financial Corp. (NC)                                    Southern Finance of Tennessee, Inc. (TN)
   TICO Credit Company of North Carolina, Inc. (NC)             D/b/a Covington Credit
    D/b/a TICO Credit Company                                  SoCo Reinsurance, Ltd. (Turks and Caicos)
   TICO Credit Company of Tennessee, Inc. (TN)                 Covington Credit of Texas, Inc. (TX)
    D/b/a TICO Credit Company                                   D/b/a Southern Finance
   TICO Credit Company of Alabama, Inc. (AL)                   Covington Credit of Louisiana, Inc. (LA)
    D/b/a  TICO Credit Company                                  D/b/a Covington Credit
   TICO Credit Company of Georgia, Inc. (GA)                   Covington Credit, Inc. (OK)
    D/b/a TICO Credit Company                                   D/b/a Covington Credit
   Thaxton Insurance Group, Inc. (SC)                          Southern Financial Management, Inc. (SC)
    D/b/a Thaxton Insurance Group                              Covington Credit of Georgia, Inc. (GA)
                                                                D/b/a Southern Finance Company
                                                               Southern Finance of South Carolina, Inc. (SC)
                                                                 D/b/a  Southern Finance Company
                                                                 D/b/a  Southern Finance Company of Charleston
                                                                 D/b/a  Southern Finance Company of Columbia
                                                                 D/b/a  Southern Finance Company of Orangeburg
                                                                 D/b/a  Southern Finance Company of Sumter
                                                                 D/b/a  Southern Finance Company of Georgetown
                                                                 D/b/a  Southern Finance Company of Spartanburg
                                                                 D/b/a  Southern Finance Company of Abbeville
                                                                 D/b/a  Covington Credit of South Carolina
                                                                 D/b/a  SoCo Finance Company
                                                                 D/b/a  Southern Finance Co.
                                                                 Quick Credit Corporation, Inc. (SC)
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